Exhibit (c)-(2)

China XD Plastics Company Limited Fairness Analysis Presented to the Special Committee of Independent Directors June 15 , 20 20 The information contained herein is of a confidential nature and is intended for the use of the persons or firm to whom it is fu rnished by us. Reproduction, publication, or dissemination of any portion hereof may not be made without prior approval of Duff & Phelps, LL C a nd its affiliates.

2 CONFIDENTIAL Duff & Phelps Disclaimer • The following pages contain materials that are being provided by Duff & Phelps, LLC (“ Duff & Phelps ”) to the special committee of independent directors (the “ Special Committee ”) of the board of directors (the “ Board of Directors ”) (solely in its capacity as the Special Committee) of China XD Plastics Company Limited (the “ Company ”) in the context of a meeting of the Special Committee held to consider the Proposed Transaction (as defined herein) . • The accompanying materials are, and any Opinion (as defined herein) will be, compiled and presented on a confidential basis, solely for the use and benefit of the Special Committee in connection with its evaluation of the Proposed Transaction and may not be, in whole or in part, distributed to any other party, publicly disclosed, or relied upon for any other purpose without the prior written consent of Duff & Phelps or as otherwise provided in the engagement letter among Duff & Phelps, the Company, and the Special Committee . • Because these materials were prepared for use in the context of an oral presentation to the Special Committee, whose members are familiar with the business and affairs of the Company, neither Duff & Phelps nor any of its respective legal or financial advisors or accountants, take any responsibility for the accuracy or completeness of any of the accompanying materials if used by persons other than the Special Committee . • These materials are not intended to represent an Opinion and shall not be treated, construed, used or relied upon in any way as an Opinion . These materials are intended to serve as discussion materials for the Special Committee and as a summary of the basis upon which Duff & Phelps may render an Opinion, and are incomplete without reference to, and should be viewed solely in conjunction with, the discussion between Duff & Phelps and the Special Committee . • The accompanying material does not, and any Opinion provided by Duff & Phelps would not : (i) address the merits of the underlying business decision to enter into the Proposed Transaction versus any alternative strategy or transaction ; (ii) constitute a recommendation as to how the Special Committee, the Board of Directors, or any other person (including security holders of the Company) should vote or act with respect to any matters relating to the Proposed Transaction, or whether to proceed with the Proposed Transaction or any related transaction ; or (iii) create any fiduciary duty on the part of Duff & Phelps to any party . • The information utilized in preparing this presentation was obtained from the Company and from public sources under the assumption that they are complete and accurate as of the date of provision . Duff & Phelps did not independently verify such information . Any estimates and forecasts contained herein have been prepared by or are based on discussions with the senior management of the Company and involve numerous and significant subjective determinations, which may or may not prove to be correct . No representation or warranty, expressed or implied, is made as to the accuracy or completeness of such information and nothing contained herein is, or shall be relied upon as, a representation or warranty, whether as to the past or the future . • No selected company or selected transaction used in our analysis is directly comparable to the Company or the Proposed Transaction .

3 CONFIDENTIAL Table of Contents 1. Introduction and Transaction Overview 2. Valuation Analysis – Discounted Cash Flow Analysis – Selected Public Companies / M&A Transactions Analysis – Option Value Analysis Appendix Liquidation Value Summary

Introduction and Transaction Overview Section 01

5 CONFIDENTIAL Introduction and Transaction Overview The Engagement • Duff & Phelps was retained by the Company to serve as independent financial advisor to the Special Committee (solely in its capacity as such) . • Specifically, Duff & Phelps has been asked to provide an opinion (the “ Opinion ”) as to the fairness, from a financial point of view, to the holders of shares of common stock, par value US $ 0 . 0001 per share, of the Company (each, a “ Share ” or, collectively, the “ Shares ”), other than the Excluded Shares (as defined below), of the Merger Consideration (as defined below) to be received by such holders in the Proposed Transaction (as defined below) (without giving effect to any impact of the Proposed Transaction on any particular holder of Shares other than in its capacity as a holder of Shares) . The Proposed Transaction • It is Duff & Phelps’ understanding that the Company, Faith Dawn Limited, an exempted company with limited liability incorporated under the Laws of the Cayman Islands (“ Parent ”), and Faith Horizon Inc . , a Nevada corporation and a wholly - owned subsidiary of Parent (“ Merger Sub ”), propose to enter into an Agreement and Plan of Merger (the “ Merger Agreement ”), dated as of the date hereof, the latest version of which Duff & Phelps has reviewed is dated June 15 , 2020 . • Pursuant to the Merger Agreement, among other things, Merger Sub will merge with and into the Company, whereupon Merger Sub will cease to exist, with the Company surviving the merger and becoming a wholly - owned subsidiary of Parent . In connection with such merger, each Share issued and outstanding (other than the Excluded Shares) shall be cancelled and converted into the right to receive US $ 1 . 20 per Share in cash without interest (the “ Merger Consideration ”) (collectively, the “ Proposed Transaction ”) . • The Proposed Transaction is subject to, among other closing conditions, a non - waivable closing condition that the Proposed Transaction shall have been approved at the Stockholders’ Meeting (as defined below), or any adjournment or postponement thereof, by the affirmative vote (in person or by proxy) of (i) the holders of a majority of the voting power of the outstanding Shares and Preferred Stocks (as defined below) entitled to vote thereon, voting together as a single class, and (ii) the holders of a majority of the outstanding Preferred Stocks entitled to vote thereon , voting as a single class . The terms and conditions of the Proposed Transaction are more fully set forth in the Merger Agreement . “ Stockholders’ Meeting ” and “ Preferred Stocks ” shall have the meanings set forth in the Merger Agreement . • The terms and conditions of the Proposed Transaction are more fully set forth in the Merger Agreement . • For purposes of the Opinion, (i) “ Excluded Shares ” shall mean, collectively, (a) Shares and Preferred Stocks held by any of Parent, Merger Sub, the Rollover Stockholders and any of their respective Affiliates (including the Rollover Shares) and (b) Shares held by the Company or any wholly owned Subsidiary of the Company (or held in the Company’s treasury) ; and (ii) “ Rollover Stockholders ”, “ Rollover Shares ”, “ Affiliates ” and “ Subsidiary ” shall have the meanings set forth in the Merger Agreement .

6 CONFIDENTIAL Introduction and Transaction Overview Scope of Analysis Duff & Phelps has made such reviews, analyses and inquiries as it has deemed necessary and appropriate under the circumstances . Duff & Phelps also took into account its assessment of general economic, market and financial conditions, as well as its experience in securities and business valuation, in general, and with respect to similar transactions, in particular . Duff & Phelps’ procedures, investigations, and financial analysis with respect to the preparation of its analysis included, but were not limited to, the items summarized below : 1. Reviewed the following documents : - The Company’s annual reports and audited financial statements on Form 10 - K filed with the Securities and Exchange Commission (“ SEC ”) for the years ended December 31 , 2015 through December 31 , 2019 and the Company’s unaudited interim financial statements for the three months ended March 31 , 2018 and March 31 , 2019 included in the Company’s Form 10 - Q filed with the SEC ; - The Company’s unaudited interim financial statements for the three months ended March 31 , 2020 , provided by the management of the Company ; - A detailed financial projection model for the Company for the years ending December 31 , 2020 through December 31 , 2025 , prepared and provided to Duff & Phelps by the management of the Company, upon which Duff & Phelps has relied, with the Company’s and the Special Committee’s consent, in performing its analysis (collectively, the “ Management Projections ”) ; - A liquidation analysis for the Company which contains, among other things, the estimated recovery rates for the Company’s assets and liabilities and the resulting value indication for the Company under a liquidation scenario, prepared and provided to Duff & Phelps by the management of the Company, upon which Duff & Phelps has relied, with the Company’s and the Special Committee’s consent, in performing its analysis (collectively, the “ Liquidation Analysis ”) ; - Other internal documents relating to the history, past and current operations, financial conditions, and probable future outlook of the Company, provided to Duff & Phelps by the management of the Company ; - A letter dated June 11 , 2020 from the management of the Company, which made certain representations as to historical financial statements for the Company and the Management Projections and the underlying assumptions of such projections (the “ Management Representation Letter ”) ; and - Documents related to the Proposed Transaction, including a n executed version of the Merger Agreement dated June 15 , 2020 ; 2. Discussed the information referred to above and the background and other elements of the Proposed Transaction with the management of the Company ; 3. Discussed with the management of the Company its plans and intentions with respect to the management and operation of the Company’s business ; 4. Reviewed the historical trading price and trading volume of the Shares and the publicly traded securities of certain other companies that Duff & Phelps deemed relevant ; 5. Performed certain valuation and comparative analyses using generally accepted valuation and analytical techniques including a discounted cash flow analysis, an analysis of selected public companies that Duff & Phelps deemed relevant, an analysis of selected transactions that Duff & Phelps deemed relevant, and a Black - Scholes option pricing model analysis ; and 6. Conducted such other analyses and considered such other factors as Duff & Phelps deemed appropriate .

Introduction and Transaction Overview

Ownership Summary

% of Ownership



Institutional Investors
29.0%
Public Investors and Others
21.6%
Buyer
49.4%

% of Voting Rights



Institutional Investors
17.4%
Public Investors and Others
12.9%
Buyer
69.6%

China XD Plastics Company Limited - Ownership

Current Shareholders	Common Stock	Series B Preferred Stock (1)	% of Ownership	% of Voting Rights
Buyer				
Han, Jie (Chairman, CEO & President) (2)	33,065,054	1,000,000	49.4%	69.6%
Buyer	33,065,054	1,000,000	49.4%	69.6%
Management and Directors				
Zhai, Linyuan (Independent Director)	10,879	-	0.0%	0.0%
Management and Directors	10,879	-	0.0%	0.0%
Institutional Investors				
MSPEA Modified Plastics Holding Limited (3)	16,000,000	-	23.9%	14.3%
Glenhill Capital Advisors, LLC	1,927,085	-	2.9%	1.7%
Renaissance Technologies Corp.	605,980	-	0.9%	0.5%
Stifel Asset Management Corp.	484,389	-	0.7%	0.4%
Bridgeway Capital Management, Inc.	286,500	-	0.4%	0.3%
Susquehanna International Group, LLP	35,260	-	0.1%	0.0%
Geode Capital Management, LLC	32,740	-	0.0%	0.0%
Millennium Management LLC	23,838	-	0.0%	0.0%
Financial & Investment Management Advisors, Inc.	22,500	-	0.0%	0.0%
Virtu Financial LLC	13,896	-	0.0%	0.0%
Top 10 Institutional Investors	19,432,188	-	29.0%	17.4%
Total Institutional Investors	19,442,448	-	29.0%	17.4%
Public Investors and Others	14,430,460	-	21.6%	12.9%
Total Shares Outstanding(4)	66,948,841	1,000,000	100.0%	100.0%

Notes:
(1) The Company issued 1,000,000 shares of Series B Preferred Stock to XD. Engineering Plastics Company Limited ("XD. Engineering Plastics"), which is beneficially owned by Han, Jie, in December 2008. The Series B Preferred Stock is not convertible or redeemable. The 1,000,000 shares of Series B Preferred Stock have 40% of the total voting power of the Company on a fully diluted basis.
(2) Han, Jie beneficially owns (i) 33,065,054 shares of Common Stock, which includes 27,104,266 shares of Common Stock directly held by Han, Jie and 5,960,788 shares of Common Stock through XD Engineering Plastics, and (ii) 1,000,000 shares of Series B Preferred Stock through XD Engineering Plastics.
(3) MSPEA Modified Plastics Holding Limited is an affiliate of Morgan Stanley Private Equity Asia III Holdings (Cayman) Ltd. On August 15, 2011, MSPEA purchased 16,000,000 shares of the Company's Series D Convertible Preferred Stock at a consideration of USD6.25 per share. On September 26, 2019, the Company exercised its right of mandatory conversion in respect of the Series D Convertible Preferred Stock, and thus all 16,000,000 shares of Series D Convertible Preferred Stock were converted into 16,000,000 shares of Common Stock.
(4) 66,948,841 shares of Common Stock and 1,000,000 shares of Series B Preferred Stock, per the Company's filing with the SEC on Form 10-K for the year ended December 31, 2019, filed June 1, 2020.

Source: Company filings, SEC filings, Capital IQ, the management of the Company

CONFIDENTIAL
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DUFF & PHELPS

8 CONFIDENTIAL Introduction and Transaction Overview Trading Analysis China XD Plastics Company Limited - Trading History January 12, 2017 to June 12 , 2020 0 200 400 600 800 1,000 1,200 1,400 1,600 1,800 2,000 $0.00 $1.00 $2.00 $3.00 $4.00 $5.00 $6.00 Volume (thousands) Share Price Volume Price 30-day Trailing VWAP 60-day Trailing VWAP 90-day Trailing VWAP Offer (1) Trailing Volume Weighted Average Price (VWAP) Pior to Offer at May 8, 2020. Current (6/12/20) Offer Price Premium Relative to: 14.4% 30 - Day VWAP (1) 25.5% 11.6% (21.2%) 60 - Day VWAP (1) 90 - Day VWAP (1) One Day Prior 25.4% $1.05 $0.96 $1.08 $1.52 $0.96 May 8, 2020 CXDC received a non - binding proposal from a consortium comprimised of Mr. Jie Han, the Company’s Chairman and Chief Executive Officer, and XD. Engineering Plastics Company Limited, a company wholly owned by Mr. Han, to acquire all of the outstanding shares of common stock of the Company not already owned by the consortium or their affiliates for USD1.10 in cash per share in a going - private transaction. February 17, 2017 CXDC received a non - binding proposal from a consortium comprimised of Mr. Jie Han, the Company’s Chairman and Chief Executive Officer, XD. Engineering Plastics Company Limited, a company wholly owned by Mr.Han, and MSPEA Modified Plastics Holding Limited, an affiliate of Morgan Stanley Private Equity Asia III, Inc. to acquire all of the outstanding shares of common stock of the Company not already owned by the consortium or their affiliates for USD5.21 in cash per share in a going - private transaction. March 16, 201 8 CXDC reported FY2017 financial results. The Company reported total revenue of USD1,290.4 million and net income of USD31.6 million for FY2017. The diluted earnings per share is USD0.48 for FY2017. April 15, 2019 CXDC reported FY2018 financial results. The Company reported total revenue of USD1,274.8 million and net income of USD68.3 million for FY2018. The diluted earnings per share is USD1.03 for FY2018. October 14, 2019 Mr. Jie Han, the Company’s Chairman and Chief Executive Officer, and MSPEA Modified Plastics Holding Limited withdrew the going - private proposal dated February 17, 2017. China XD Plastics Company Limited Historical Trading Metrics (in thousands, except per Share) During one year prior to Offer Post Offer Average Closing Price $1.81 Average Closing Price $0.93 High $2.40 High $1.05 Low $0.72 Low $0.89 Average Volume 69.8 Average Volume 275.7 % of Shares Issued and Outstanding 0.1% % of Shares Issued and Outstanding 0.4% % of Float 0.3% % of Float 1.0%

9 CONFIDENTIAL Introduction and Transaction Overview Proposed Transaction Note: Balance sheet data and LTM as of March 31, 2020. Financial performance metrics presented are adjusted to exclude public company costs and non - recurring income and expenses. China XD Plastics Company Limited - Implied Multiples (USD in millions, except per Share data) Offer $1.20 Fully Diluted Shares Issued and Outstanding (millions) 66.9 1.00 Implied Common Equity Value $80.3 Less: Cash (183.88) (26.0) Less: Interest Receivable (4.13) (0.6) Plus: Short-term and long-term borrowings 7,163.48 1,011.3 Plus: Amounts due to related parties 179.09 25.3 Plus: Accrued expenses and other current liabilities, non-operating 126.23 17.8 Plus: Repatriation Tax Payable 455.84 64.4 Plus: Liquidation Preference of Series B Preferred 7.08 1.0 - Implied Enterprise Value $1,173.5 Implied Offer Multiples: EV / LTM EBITDA $173 6.8x EV / 2020 EBITDA $121 9.6x EV / 2021 EBITDA $197 5.8x EV / 2022 EBITDA $199 5.7x EV / LTM Revenue $1,232 0.95x EV / 2020 Revenue $850 1.37x EV / 2021 Revenue $1,218 0.94x EV / 2022 Revenue $1,186 0.95x China XD Plastics Company Limited - Offer Price Premium Relative To Share Implied Price Premium Share price as of 6/12/20 $1.05 14.4% One-day prior (5/7/20) $0.96 25.4% One-week prior (5/1/20) $0.95 26.3% 30-days trailing VWAP prior to May 8, 2020 $0.96 25.5% 60-days trailing VWAP prior to May 8, 2020 $1.08 11.6% 90-days trailing VWAP prior to May 8, 2020 $1.52 (21.2%) Offer Price $1.20 Source: Capital IQ and SEC filings

10 CONFIDENTIAL Introduction and Transaction Overview Per Share Valuation Range (1) See appendix for a summary of the estimated liquidation value $0.27 $0.00 $1.88 $0.96 $0.81 $1.11 $0.00 $0.50 $1.00 $1.50 $2.00 $2.50 $3.00 Liquidation Value (1) Option Pricing Model Concluded Range Valuation Methodology Indicated Range Selected Public Companies Analysis/M&A Transactions Analysis Discounted Cash Flow Analysis Value Per Share (USD) $1.20 Offer Price

Valuation Analysis Section 02

12 CONFIDENTIAL Valuation Analysis Historical and Projected Financial Performance Historical and Projected Financial Performance (RMB in thousands) YTD YTD LTM Management Projections 2015A 2016A 2017A 2018A 2019A 3/31/2019 3/31/2020 3/31/2020 2020P 2021P 2022P 2023P 2024P 2025P Net Revenue - Petroleum Plastics ¥ 6,264,706 ¥ 7,925,223 ¥ 8,708,470 ¥ 8,426,586 ¥ 8,985,950 ¥ 2,033,128 ¥ 627,920 ¥ 7,580,743 ¥ 6,060,500 ¥ 8,799,875 ¥ 8,549,118 ¥ 9,661,651 ¥ 11,481,986 ¥ 12,001,277 Growth NA 26.5% 9.9% (3.2%) 6.6% 2.9% (69.1%) (10.7%) (32.6%) 45.2% (2.8%) 13.0% 18.8% 4.5% Net Revenue - Biodegradable Plastics ¥ 0 ¥ 0 ¥ 0 ¥ 0 ¥ 0 ¥ 0 ¥ 0 ¥ 0 ¥ 0 ¥ 0 ¥ 157,824 ¥ 3,303,560 ¥ 6,206,976 ¥ 8,289,736 Growth NA NM NM NM NM NM NM NM NM NM NM NM 87.9% 33.6% Net Revenue - 3D Printing Materials ¥ 0 ¥ 0 ¥ 0 ¥ 0 ¥ 0 ¥ 0 ¥ 0 ¥ 0 ¥ 0 ¥ 0 ¥ 756 ¥ 14,463 ¥ 19,959 ¥ 21,886 Growth NA NM NM NM NM NM NM NM NM NM NM NM 38.0% 9.7% Net Revenue - Others ¥ 26,413 ¥ 51,161 ¥ 7,085 ¥ 5,161 ¥ 1,000,725 ¥ 261 ¥ 143,526 ¥ 1,143,990 ¥ 14,353 ¥ 10,000 ¥ 10,000 ¥ 10,000 ¥ 10,000 ¥ 10,000 Growth NA 93.7% (86.2%) (27.2%) NM NM NM NM (98.6%) (30.3%) 0.0% 0.0% 0.0% 0.0% Total Net Revenue ¥ 6,291,118 ¥ 7,976,384 ¥ 8,715,555 ¥ 8,431,747 ¥ 9,986,676 ¥ 2,033,388 ¥ 771,446 ¥ 8,724,733 ¥ 6,074,853 ¥ 8,809,875 ¥ 8,717,699 ¥ 12,989,674 ¥ 17,718,922 ¥ 20,322,899 Growth (8.1%) 26.8% 9.3% (3.3%) 18.4% 2.9% (62.1%) 2.8% (39.2%) 45.0% (1.0%) 49.0% 36.4% 14.7% Gross Profit ¥ 1,280,411 ¥ 1,826,702 ¥ 1,839,926 ¥ 1,710,460 ¥ 1,852,889 ¥ 430,254 ¥ 160,883 ¥ 1,583,517 ¥ 1,276,792 ¥ 1,945,462 ¥ 1,981,172 ¥ 2,915,526 ¥ 4,012,961 ¥ 4,669,031 Margin % 20.4% 22.9% 21.1% 20.3% 18.6% 21.2% 20.9% 18.1% 21.0% 22.1% 22.7% 22.4% 22.6% 23.0% Adjusted EBITDA ¥ 1,052,594 ¥ 1,376,095 ¥ 1,448,100 ¥ 1,098,617 ¥ 1,409,808 ¥ 330,895 ¥ 147,248 ¥ 1,226,161 ¥ 867,697 ¥ 1,426,352 ¥ 1,463,533 ¥ 2,237,011 ¥ 3,040,045 ¥ 3,514,918 Margin % 16.7% 17.3% 16.6% 13.0% 14.1% 16.3% 19.1% 14.1% 14.3% 16.2% 16.8% 17.2% 17.2% 17.3% Growth 30.7% 5.2% (24.1%) 28.3% (0.4%) (55.5%) 11.8% (38.5%) 64.4% 2.6% 52.9% 35.9% 15.6% Adjusted EBIT ¥ 878,169 ¥ 1,147,647 ¥ 1,155,400 ¥ 790,509 ¥ 991,481 ¥ 227,056 ¥ 52,289 ¥ 816,715 ¥ 54,977 ¥ 142,738 ¥ 126,329 ¥ 874,579 ¥ 1,631,974 ¥ 2,063,591 Margin % 14.0% 14.4% 13.3% 9.4% 9.9% 11.2% 6.8% 9.4% 0.9% 1.6% 1.4% 6.7% 9.2% 10.2% Growth 30.7% 0.7% (31.6%) 25.4% (12.4%) (77.0%) 7.7% (94.5%) 159.6% (11.5%) NM 86.6% 26.4% Capital Expenditures ¥ 1,683,778 ¥ 1,399,493 ¥ 3,082,980 ¥ 2,838,767 ¥ 1,123,589 ¥ 77,378 ¥ 142,633 ¥ 1,188,844 ¥ 3,942,379 ¥ 1,671,742 ¥ 630,906 ¥ 402,390 ¥ 531,568 ¥ 609,687 % of Net Revenue 26.8% 17.5% 35.4% 33.7% 11.3% 3.8% 18.5% 13.6% 64.9% 19.0% 7.2% 3.1% 3.0% 3.0% Net Working Capital ¥ 923,237 ¥ 2,483,173 ¥ 2,419,564 ¥ 3,428,035 ¥ 4,368,847 ¥ 5,028,960 ¥ 2,456,690 ¥ 4,357,382 ¥ 4,571,397 ¥ 7,132,519 ¥ 10,526,854 ¥ 12,036,010 % of Net Revenue 14.7% 31.1% 27.8% 40.7% 43.7% 57.6% 40.4% 49.5% 52.4% 54.9% 59.4% 59.2% Note: Financial performance metrics presented are adjusted to exclude public company costs and non-recurring income and expenses. Source: Company filings, the management of the Company

13 CONFIDENTIAL Valuation Analysis Discounted Cash Flow Analysis – Methodology and Key Assumptions Discounted Cash Flow Methodology • Duff & Phelps performed a discounted cash flow analysis of the projected unlevered free cash flows . • Unlevered free cash flow is defined as cash generated by the business that is available to either reinvest or to distribute to security holders . • Projected free cash flows are discounted to the present using a discount rate which reflects their relative risk . • The discount rate is equivalent to the rate of return that security holders could expect to realize on alternative investment opportunities with similar risk profiles . Discounted Cash Flow Key Assumptions • Duff & Phelps utilized and relied upon the Management Projections for the fiscal years ending D ecember 31 , 2020 through 202 5 (excluding public company expenses, as provided by the management of the Company), discussions with Company management, and a review of the Company’s historical performance and other factors t o develop the DCF analysis . • Beyond the projection period, Duff & Phelps estimated the “terminal value” using a perpetuity formula . • Duff & Phelps discounted the resulting free cash flows and terminal value using a weighted average cost of capital range of 13 . 50 % to 14 . 50% , derived from the Capital Asset Pricing Model . Duff & Phelps also considered the higher risk profile of the pre - revenue biodegradable plastics business in its determination of the appropriate discount rate range for the Company . • The following is a summary of the Management Projections utilized in the discounted cash flow analysis : - Net revenue increases at a compound annual growth rate (“ CAGR ”) of 12 . 6 % from 2019 to 2025 . - EBITDA margin averages 16 . 5 % from 2020 to 2025 . - Capital expenditures average 16 . 7 % of net revenue from 2020 to 2025 . - Net working capital averages 52 . 6 % of net revenue from 2020 to 2025 .

Valuation Analysis

DCF Analysis Summary

Discounted Cash Flow Analysis
(RMB in thousands)

	LTM	2020P	2021P	2022P	2023P	2024P	2025P	Terminal Year
Net Revenue	¥ 8,724,733	¥ 6,074,853	¥ 8,809,875	¥ 8,717,699	¥ 12,989,674	¥ 17,718,922	¥ 20,322,899	¥ 20,322,899
Growth	*2.8%*	*(39.2%)*	*45.0%*	*(1.0%)*	*49.0%*	*36.4%*	*14.7%*	
EBITDA	¥ 1,226,161	¥ 867,697	¥ 1,426,352	¥ 1,463,533	¥ 2,237,011	¥ 3,040,045	¥ 3,514,918	¥ 3,514,918
Margin	*14.1%*	*14.3%*	*16.2%*	*16.8%*	*17.2%*	*17.2%*	*17.3%*	*17.3%*
Growth	*11.8%*	*(38.5%)*	*64.4%*	*2.6%*	*52.9%*	*35.9%*	*15.6%*	
		2020 Q2-Q4						
Earnings Before Interest and Taxes		2,688	142,738	126,329	874,579	1,631,974	2,063,591	2,922,895
Pro Forma Taxes		0	0	0	(73,677)	(161,212)	(211,807)	(340,703)
Net Operating Profit After Tax		2,688	142,738	126,329	800,902	1,470,762	1,851,784	2,582,192
Depreciation		706,493	1,270,794	1,324,383	1,349,611	1,395,251	1,438,507	579,203
Amortization		11,268	12,820	12,820	12,820	12,820	12,820	12,820
Capital Expenditures		(3,799,746)	(1,671,742)	(630,906)	(402,390)	(531,568)	(609,687)	(609,687)
(Increase) / Decrease in Working Capital		2,572,270	(1,900,692)	(214,015)	(2,561,122)	(3,394,334)	(1,509,156)	(421,375)
Free Cash Flow (1)		- ¥ 507,027	- ¥ 2,146,082	¥ 618,612	- ¥ 800,178	- ¥ 1,047,068	¥ 1,184,268	¥ 2,143,153

Enterprise Value Range		**Low**	**High**
Terminal Growth Rate		4.00%	4.00%
Weighted Average Cost of Capital		14.50%	13.50%
Concluded Enterprise Value		**¥ 6,830,000**	**¥ 8,270,000**
Implied Valuation Multiples			
EV / LTM EBITDA	¥ 1,226,161	5.6x	6.7x
EV / 2020 EBITDA	¥ 867,697	7.9x	9.5x
EV / 2021 EBITDA	¥ 1,426,352	4.8x	5.8x
EV / 2022 EBITDA	¥ 1,463,533	4.7x	5.7x
EV / LTM Revenue	¥ 8,724,733	0.78x	0.95x
EV / 2020 Revenue	¥ 6,074,853	1.12x	1.36x
EV / 2021 Revenue	¥ 8,809,875	0.78x	0.94x
EV / 2022 Revenue	¥ 8,717,699	0.78x	0.95x

(1) Prior to application of 10% dividend withholding tax, which is calculated based on levered cash flows and discounted separately at the cost of equity derived in the WACC calculation and included in the concluded enterprise value range.

Note: Balance sheet data and LTM as of March 31, 2020. Financial performance metrics presented are adjusted to exclude public company costs and non-recurring income and expenses.

CONFIDENTIAL

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DUFF & PHELPS

15 CONFIDENTIAL Valuation Analysis Selected Public Companies / M&A Transactions Analysis Methodology Selected Public Companies Analysis • Duff & Phelps selected twelve publicly traded companies that were deemed relevant to its analysis . • Duff & Phelps analyzed the financial performance of each of the publicly traded companies . Duff & Phelps then analyzed the selected public companies’ trading multiples, including enterprise value to LTM and projected revenue and EBITDA . Selected M&A Transactions Analysis • Duff & Phelps selected precedent transactions that it determined to be relevant to its analysis . Duff & Phelps computed the LTM revenue and EBITDA for each of the target companies (where publicly disclosed) . Duff & Phelps then calculated the implied enterprise value to revenue and EBITDA multiples for each transaction . Duff & Phelps analyzed a number of factors in comparing the Company to the selected public companies and the targets in the selected M&A transactions, including historical and forecasted growth in revenue and profits, profit margins and other characteristics that we deemed relevant . Duff & Phelps selected multiples that reflect the Company’s size, growth outlook, capital requirements, profit margins, revenue mix, and other characteristics relative to the group . None of the companies utilized for comparative purposes in the following analysis are directly comparable to the Company, and none of the transactions utilized for comparative purposes in the following analysis are directly comparable to the Proposed Transaction . Duff & Phelps does not have access to non - public information of any of the companies used for comparative purposes . Accordingly, a complete valuation analysis of the Company and the Proposed Transaction cannot rely solely upon a quantitative review of the selected companies and selected transactions, and involves complex considerations and judgments concerning differences in financial and operating characteristics of such companies and targets, as well as other factors that could affect their value relative to that of the Company . Therefore, the Selected Public Companies / Selected M&A Transactions Analysis is subject to certain limitations .

16 CONFIDENTIAL Valuation Analysis Selected Public Companies Analysis – Financial Metrics Note: The Company's financial performance metrics presented are adjusted to exclude public company cost and non - recurring income (expenses). LTM = Latest Twelve Months CAGR = Compounded Annual Growth Rate EBITDA = Earnings Before Interest, Taxes, Depreciation and Amortization Source: Capital IQ, Bloomberg, company filings, press releases Selected Public Companies Analysis ($ in millions, except per share data) COMPANY INFORMATION REVENUE GROWTH EBITDA GROWTH EBITDA MARGIN EBIT GROWTH Company Name 3-YR CAGR LTM 2020 2021 2022 3-YR CAGR LTM 2020 2021 2022 3-YR AVG LTM 2020 2021 2022 Specialty and Commodity Chemicals Covestro AG 1.4% -14.2% -15.6% 8.4% 5.6% -9.0% -49.7% -38.6% 44.2% 16.0% 18.7% 10.3% 8.3% 11.1% 12.2% Huntsman Corporation 3.4 -3.7 -17.7 16.0 NA NA -26.0 -33.8 60.8 NA 13.2 9.9 8.4 11.7 NA Kuraray Co., Ltd. 5.9 -4.1 -5.5 4.1 2.7 0.9 -6.2 -8.7 9.6 1.7 20.9 19.3 18.9 19.8 19.7 PolyOne Corporation 6.8 3.4 -7.8 4.5 NA NA 28.8 -9.9 10.6 NA 9.8 10.7 10.3 10.9 NA Kraton Corporation 1.1 -9.7 -14.3 1.9 NA -3.5 -42.5 -16.7 12.9 NA 17.0 13.7 14.0 15.5 NA Trinseo S.A. 0.5 -19.9 -21.8 10.0 4.4 -16.8 -36.1 -62.7 131.4 21.2 12.1 8.5 4.5 9.4 10.9 HDC Hyundai Engineering Plastics Co., Ltd. -1.0 -13.8 NA NA NA -16.1 67.1 NA NA NA 4.6 5.7 NA NA NA Group Median 1.4% -9.7% -14.9% 6.5% 4.4%NA -9.0% -26.0% -25.2% 28.6% 16.0%NA 13.2% 10.3% 9.3% 11.4% 12.2%NA Plastic Automotive Parts Tong Yang Industry Co.,Ltd. -3.7% -4.4% -7.4% 9.7% NA -1.8% 8.1% -4.6% 10.5% NA 23.1% 25.6% 26.0% 26.2% NA Eastern Polymer Group Public Company Limited 3.3 -3.4 10.9 -4.0 NA -4.8 10.1 12.2 -1.4 NA 14.6 15.3 15.5 15.9 NA DaikyoNishikawa Corporation 5.4 -1.1 0.5 5.4 NA -5.2 -17.8 15.4 12.8 NA 13.3 11.0 12.6 13.5 NA Ecoplastic Corporation 3.6 8.3 NA NA NA 7.6 28.5 NA NA NA 4.5 5.1 NA NA NA Faltec Co., Ltd. 0.7 -5.9 NA NA NA 5.7 2.5 NA NA NA 6.9 7.4 NA NA NA Group Median 3.3% -3.4% 0.5% 5.4% NA NA -1.8% 8.1% 12.2% 10.5% NA NA 13.3% 11.0% 15.5% 15.9% NA NA Aggregate Mean 2.3% -5.7% -8.7% 6.2% 4.3% -4.3% -2.8% -16.4% 32.4% 13.0% 13.2% 11.9% 13.2% 14.9% 14.2% Aggregate Median 2.3% -4.2% -7.8% 5.4% 4.4% -4.1% -1.8% -9.9% 12.8% 16.0% 13.3% 10.5% 12.6% 13.5% 12.2% China XD Plastics Company Limited 7.8% 2.8% -39.2% 45.0% -1.0% 0.8% 11.8% -38.5% 64.4% 2.6% 14.6% 14.1% 14.3% 16.2% 16.8%

Valuation Analysis
Selected Public Companies Analysis – Valuation Multiples

Selected Public Companies Analysis
($ in millions, except per share data)

COMPANY INFORMATION	MARKET DATA			ENTERPRISE VALUE AS A MULTIPLE OF							
Company Name	Stock Price on 6/12/20	% of 52-Wk High	Enterprise Value	LTM EBITDA	2020 EBITDA	2021 EBITDA	2022 EBITDA	LTM Revenue	2020 Revenue	2021 Revenue	2022 Revenue
Specialty and Commodity Chemicals											
Covestro AG	$36.77	69.7%	$7,290	5.2x	7.4x	5.1x	4.4x	0.54x	0.62x	0.57x	0.54x
Huntsman Corporation	18.02	72.8	4,301	6.5	9.2	5.7	NA	0.64	0.77	0.66	NA
Kuraray Co., Ltd.	10.98	83.3	5,224	5.1	5.5	5.0	4.9	0.98	1.03	0.99	0.96
PolyOne Corporation	25.90	69.6	2,327	7.7	8.6	7.8	NA	0.82	0.88	0.84	NA
Kraton Corporation	15.99	46.6	1,386	5.7	6.3	5.7	NA	0.78	0.90	0.88	NA
Trinseo S.A.	21.66	45.7	1,370	4.5	10.4	4.5	3.7	0.38	0.46	0.42	0.40
HDC Hyundai Engineering Plastics Co., Ltd.	3.48	69.9	148	4.0	NA	NA	NA	0.23	NA	NA	NA
Group Median				**5.2x**	**8.0x**	**5.4x**	**4.4x**	**0.64x**	**0.83x**	**0.75x**	**0.54x**
Plastic Automotive Parts											
Tong Yang Industry Co.,Ltd.	$1.30	77.4%	$893	4.9x	5.1x	4.6x	NA	1.26x	1.32x	1.21x	NA
Eastern Polymer Group Public Company Limited	0.15	59.6	392	7.8	6.9	7.0	NA	1.19x	1.07	1.11	NA
DaikyoNishikawa Corporation	5.15	59.5	303	0.6	1.4	1.3	NA	0.07x	0.18	0.17	NA
Ecoplastic Corporation	1.09	71.5	196	3.8	NA	NA	NA	0.19x	NA	NA	NA
Faltec Co., Ltd.	6.30	49.5	185	3.1	NA	NA	NA	0.23x	NA	NA	NA
Group Median				**3.8x**	**5.1x**	**4.6x**	**NA**	**0.23x**	**1.07x**	**1.11x**	**NA**
Aggregate Mean				**4.9x**	**6.8x**	**5.2x**	**4.4x**	**0.61x**	**0.80x**	**0.76x**	**0.64x**
Aggregate Median				**5.0x**	**6.9x**	**5.1x**	**4.4x**	**0.59x**	**0.88x**	**0.84x**	**0.54x**

Enterprise Value = (Market Capitalization) + (Debt + Preferred Stock + Non-Controlling Interest) – (Cash & Equivalents) – (Net Non-Operating Assets)
EBITDA = Earnings Before Interest, Taxes, Depreciation and Amortization
Source: Capital IQ, Bloomberg, company filings, press releases

CONFIDENTIAL

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DUFF & PHELPS

Valuation Analysis
Selected M&A Transactions Analysis

Selected M&A Transactions Analysis
($ in millions)

Announced	Target Name	Target Business Description	Acquirer Name	Enterprise Value	LTM Revenue	LTM EBITDA	EBITDA Margin	EV / Revenue	EV / EBITDA
3/11/2020	Borealis AG	Produces and distributes polyolefins and base chemicals for a variety of industries worldwide.	OMV Refining & Marketing GmbH	$10,100	$9,132	$1,558	17.1%	1.11x	6.5x
8/28/2019	Beijing TianYuanAoTe Rubber And Plastic Co., Ltd	Manufactures vehicle rubber and plastic parts in the non-tire rubber sector.	Changzhou Tenglong AutoPartsCo.,Ltd.	$71	$59	$12	19.9%	1.19x	6.0x
8/10/2019	Sintex NP SAS (nka:Clayens NP Group)	Manufactures thermoplastics, thermoset forming, and metal engineering and electronics for various industries.	Groupe Siparex; BNP Paribas Développement SA, SCR; Africinvest Group; Crédit Agricole Régions Investissement SAS	$174	$330	NA	NA	0.53x	NA
9/25/2018	Ivy Group Holding SAS	Produces vinyl compounds, pipes and profiles for use in the automotive, construction, medical, food and beverage industries.	Westlake Chemical Corporation	$265	$300	NA	NA	0.88x	NA
11/8/2017	Benteler SGL GmbH & Co. KG	Develops, manufactures, and markets carbon-fiber reinforced plastics based components for the automotive industry.	SGL Carbon SE	$62	$38	NA	NA	1.61x	NA
8/3/2017	Jiangyin Daoda Decorative Parts Co.,Ltd.	Researches, develops, manufactures, and distributes automotive parts and plastic electroplating products.	Jiangnan Mould & Plastic Technology Co., Ltd.	$184	$136	$8	5.6%	1.35x	24.2x
12/1/2016	Groupe Mécanique Découpage S.A.	Engages in blanking/stamping, injection molding thermoforming, aluminum smelting, and sealing activities.	Asia-Pacific Electrical Group Co., Ltd	$319	$731	$66	9.0%	0.44x	4.8x
9/13/2016	Continental Structural Plastics Inc.	Manufactures and supplies lightweight materials and composite solutions.	Teijin Holdings USA, Inc.	$825	$634	NA	NA	1.30x	NA
2/15/2016	Nuplex Industries Limited	Sells synthetic resins for use in decorative, industrial, automotive, and protective coatings.	Allnex Belgium SA/NV	$810	$954	$95	10.0%	0.85x	8.5x
			Mean					**1.03x**	**10.0x**
			Median					**1.11x**	**6.5x**

Source: Capital IQ, Bloomberg, company filings, press releases

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Valuation Analysis

Selected Public Companies / M&A Transactions Analysis Summary

Selected Public Companies Analysis / M&A Transaction Analysis Summary
(RMB in thousands)

Metric	Enterprise Valuation Multiples: Public Companies Aggregate Range		Public Companies Aggregate Median	Chemical Companies Median	Auto Parts Companies Median	M&A Transactions Median	Valuation Summary: Selected Multiple Range			Company Performance	Enterprise Value Range		
EV / 2021 EBITDA	1.3x	7.8x	5.1x	5.4x	4.6x	NA	4.75x	-	5.75x	¥1,426,352	¥6,775,170	-	¥8,201,522
EV / 2022 EBITDA	3.7x	4.9x	4.4x	4.4x	NA	NA	4.50x	-	5.50x	¥1,463,533	¥6,585,899	-	¥8,049,432
							Concluded Enterprise Value Range				¥6,680,000	-	¥8,130,000

Metric	Public Companies Aggregate Range		Public Companies Aggregate Median	Chemical Companies Median	Auto Parts Companies Median	M&A Transactions Median	Company Performance	Implied Multiples		
EV / LTM EBITDA	0.6x	7.8x	5.0x	5.2x	3.8x	6.5x	¥1,226,161	5.4x	-	6.6x
EV / 2020 EBITDA	1.4x	10.4x	6.9x	8.0x	5.1x	NA	¥867,697	7.7x	-	9.4x
EV / 2021 EBITDA	1.3x	7.8x	5.1x	5.4x	4.6x	NA	¥1,426,352	4.7x	-	5.7x
EV / 2022 EBITDA	3.7x	4.9x	4.4x	4.4x	NA	NA	¥1,463,533	4.6x	-	5.6x
EV / LTM Revenue	0.07x	1.26x	0.59x	0.64x	0.23x	1.11x	¥8,724,733	0.77x	-	0.93x
EV / 2020 Revenue	0.18x	1.32x	0.88x	0.83x	1.07x	NA	¥6,074,853	1.10x	-	1.34x
EV / 2021 Revenue	0.17x	1.21x	0.84x	0.75x	1.11x	NA	¥8,809,875	0.76x	-	0.92x
EV / 2022 Revenue	0.40x	0.96x	0.54x	0.54x	NA	NA	¥8,717,699	0.77x	-	0.93x

CONFIDENTIAL

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DUFF & PHELPS

Valuation Analysis

Valuation Analysis Summary

Valuation Analysis Summary

(RMB in thousands, except per ADS values or otherwise noted)

		Low		High	Offer Price
Enterprise Value					
Discounted Cash Flow Analysis		6,830,000	-	8,270,000	
Selected Public Companies Analysis		6,680,000	-	8,130,000	
Enterprise Value		¥ 6,760,000	-	¥ 8,200,000	
Plus: Cash		183,878	-	183,878	
Plus: Interest Receivable		4,135	-	4,135	
Less: Short-term and Long-term Borrowings		(7,163,483)	-	(7,163,483)	
Less: Amounts Due to Related Parties (1)		(179,087)	-	(179,087)	
Less: Accrued Expenses and Other Current Liabilities, Non-operating (2)		(126,228)	-	(126,228)	
Less: Repatriation Tax Payable (3)		(455,839)	-	(455,839)	
Less: Liquidation Preference of Series B Preferred (4)		(7,084)	-	(7,084)	
Common Equity Value		NM	-	¥ 456,292	
Shares Issued and Outstanding		66,948,841	-	66,948,841	
Value Per Share (RMB)		NM	-	¥ 6.82	
RMB to USD FX rate (as of 6/12/2020)		7.08	-	7.08	
Indicated Value Per Share Range (USD)		NM	-	$0.96	$1.20
Implied Valuation Multiples					
	Company Performance				
EV / LTM EBITDA	¥ 1,226,161	5.5x	-	6.7x	6.8x
EV / 2020 EBITDA	¥ 867,697	7.8x	-	9.5x	9.6x
EV / 2021 EBITDA	¥ 1,426,352	4.7x	-	5.7x	5.8x
EV / 2022 EBITDA	¥ 1,463,533	4.6x	-	5.6x	5.7x
EV / LTM Revenue	¥ 8,724,733	0.77x	-	0.94x	0.95x
EV / 2020 Revenue	¥ 6,074,853	1.11x	-	1.35x	1.37x
EV / 2021 Revenue	¥ 8,809,875	0.77x	-	0.93x	0.94x
EV / 2022 Revenue	¥ 8,717,699	0.78x	-	0.94x	0.95x

(1) Includes loans to employees.
(2) Includes payables for prior purchases of property, plant and equipment and accrued interest.
(3) Represents the present value of remaining repatriation tax payments pursuant to the U.S. Tax Cut and Jobs Act of 2017.
(4) Based on 1 million units outstanding with a liquidation preference of $1.00 per unit.

Note: Balance sheet data and LTM as of March 31, 2020. Financial performance metrics presented are adjusted to exclude public company costs and non-recurring income and expenses.

CONFIDENTIAL 20 DUFF & PHELPS

21 CONFIDENTIAL Valuation Analysis Option Value Analysis – Methodology and Key Assumptions Option Value Analysis Key Assumptions • Due to the fact that the asset value range of the Company determined in our valuation analysis is similar to the face value of the Company’s debt (and is below the face value of the Company’s debt on the low end of the range), Duff & Phelps utilized a Black - Scholes option pricing model to calculate the common equity value . • The following is a summary of the key assumptions and inputs utilized in the Black - Scholes option pricing model analysis : – A risk free rate interpolated from the U . S . treasury yield curve based on the assumed term as described below – An assumed holding period of six months to one year – Total debt obligations were assumed to increase due to accrued interest based on a weighted average interest rate for the Company’s debt of approximately 5 . 1% – A volatility of 27 . 5 % was derived based on the unlevered volatility of the selected public companies • The table on the following page summarizes the common equity value range and concluded per share value range determined from the option value analysis .

22 CONFIDENTIAL Valuation Analysis Option Value Analysis Summary (1) Includes loans to employees. (2) Includes payables for prior purchases of property, plant and equipment and accrued interest. (3) Represents the present value of remaining repatriation tax payments pursuant to the U.S. Tax Cut and Jobs Act of 2017. (4) Based on 1 million units outstanding with a liquidation preference of $1.00 per unit. Note: Balance sheet data and LTM as of March 31, 2020. Option Value Analysis Summary (RMB in thousands, except per ADS values or otherwise noted) Low High Asset Value and Obligations Enterprise Value ¥ 6,760,000 - ¥ 8,200,000 Plus: Cash 183,878 - 183,878 Plus: Interest Receivable 4,135 - 4,135 Less: Amounts Due to Related Parties (1) (179,087) - (179,087) Less: Accrued Expenses and Other Current Liabilities, Non-operating (2) (126,228) - (126,228) Less: Repatriation Tax Payable (3) (455,839) - (455,839) Asset Value ¥ 6,186,858 - ¥ 7,626,858 RMB to USD FX rate (as of 6/12/2020) 7.08 - 7.08 Asset Value (USD) $873,418 - $1,076,708 Short-term and Long-term Borrowings 7,163,483 - 7,163,483 Liquidation Preference of Series B Preferred (4) 7,084 - 7,084 Total Debt and Preferred Liquidation Preference ¥ 7,170,567 - ¥ 7,170,567 RMB to USD FX rate (as of 6/12/2020) 7.08 - 7.08 Total Debt and Preferred Liquidation Preference (USD) $1,012,291 - $1,012,291 Option Model Assumptions Assumed Term 6 months - 1 year Volatility 27.5% - 27.5% Option Model Valuation Indications Common Equity Value (USD) $18,217 - $125,755 Shares Issued and Outstanding 66,948,841 - 66,948,841 Offer Price Concluded Value Per Share Range (USD) $0.27 - $1.88 $1.20

23 CONFIDENTIAL Valuation Analysis Per S hare Valuation Range (1) See appendix for a summary of the estimated liquidation value $0.27 $0.00 $1.88 $0.96 $0.81 $1.11 $0.00 $0.50 $1.00 $1.50 $2.00 $2.50 $3.00 Liquidation Value (1) Option Pricing Model Concluded Range Valuation Methodology Indicated Range Selected Public Companies Analysis/M&A Transactions Analysis Discounted Cash Flow Analysis Value Per Share (USD) $1.20 Offer Price

Appendix

25 CONFIDENTIAL Liquidation Value Summary • The table on the following page summarizes the estimated recovery rates for the Company’s assets and liabilities and the resulting value indication for the Company under a liquidation scenario . • Estimates of recovery rates were provided by the management of the Company and are summarized below : – The management of the Company estimates 100 % recovery rates for cash and cash equivalents, restricted cash, land use rights, operating lease right - of - use assets, bank borrowings, bills payable, accounts payable, income tax payable, repatriation tax payable and accrued expenses and other current liabilities . – The management of the Company estimates 80% - 100 % recovery rates for accounts receivables within 90 days, 50% - 70 % recovery rates for accounts receivables 91 - 180 days due and 10% - 50 % recovery rates for accounts receivables due over 180 days . – The management of the Company estimates 60% - 80 % recovery rates for raw materials and 10% - 15 % recovery rates for finished goods, which are highly customized for individual clients and, per the management of the Company, would likely be disposed as waste materials in an orderly liquidation . – The management of the Company estimates 5% - 15 % recovery rates for the Company's machinery and equipment, as the machinery and equipment is tailored for the Company and cannot be easily used by other manufacturers . – The management of the Company estimates 50% - 70 % recovery rates for workshops and buildings, as the workshops and buildings are specialized for the Company’s operations and may not fulfill the demands of other businesses . – The management of the Company estimates 5% - 15 % for prepaid construction fees, design fees, and environmental testing fees . – The overall resulting recovery rate range for total assets is 40 . 9% - 55 . 1% . – The overall resulting recovery rate for total liabilities is 98 . 6% .

26 CONFIDENTIAL Liquidation Value Summary (1) Includes advances, other receivables, VAT receivables, interest receivables and other current assets. (2) Includes nonrefundable prepayments related to the orders for specified machinery and equipment. (3) Includes loans from employees. Note: Balance sheet information shown above reflects data as of March 31, 2020 . Estimates of recovery rates were provided by the management of the Company. Potential lay - off costs are not included in the schedule above. Liquidation Value Summary (RMB in thousands) Balance Sheet as of 3/31/2020 Amount Low High Low High Current Assets: Cash and cash equivalents 183,878 100.0% 100.0% 183,878 183,878 Restricted cash 1,165,365 100.0% 100.0% 1,165,365 1,165,365 Accounts receivables 2,170,557 58.5% 82.7% 1,269,655 1,795,984 Inventories 4,445,143 59.7% 79.7% 2,654,170 3,540,851 Prepaid expenses and other current assets (1) 2,139,287 67.5% 83.4% 1,443,269 1,784,439 Total Current Assets 10,104,230 6,716,337 8,470,518 Non-Current Assets: Property, plant and equipment, net 5,830,209 14.6% 26.7% 849,551 1,556,318 Land use rights, net 201,261 100.0% 100.0% 201,261 201,261 Intangible assets, net 6,107 100.0% 100.0% 6,107 6,107 Long-term prepayments to equipment and construction suppliers (2) 3,397,137 5.0% 15.0% 169,857 509,571 Operating lease right- of- use assets, net 108,322 100.0% 100.0% 108,322 108,322 Other non-current assets 34,092 5.0% 5.0% 1,705 1,705 Total Assets ¥ 19,681,360 40.9% 55.1% ¥ 8,053,141 ¥ 10,853,802 Short-term bank loans, incl. current portion of LT bank loans 4,903,079 100.0% 100.0% 4,903,079 4,903,079 Bills payable 2,558,150 100.0% 100.0% 2,558,150 2,558,150 Accounts payables 403,015 100.0% 100.0% 403,015 403,015 Amounts due to related parties (3) 179,087 0.0% 0.0% - - Income taxes payable 299,514 100.0% 100.0% 299,514 299,514 Repatriation tax - current 502,794 100.0% 100.0% 502,794 502,794 Operating lease liabilities 9,104 0.0% 0.0% - - Accrued expenses and other current liabilities 1,113,646 100.0% 100.0% 1,113,646 1,113,646 Total Current Liabilities 9,968,389 9,780,198 9,780,198 Long-term bank loans, excluding current portion 2,260,405 100.0% 100.0% 2,260,405 2,260,405 Deferred income 639,161 100.0% 100.0% 639,161 639,161 Operating lease liabilities, non- current 101,374 100.0% 100.0% 101,374 101,374 Income taxes payable - 100.0% 100.0% - - Repatriation tax - non-current - 100.0% 100.0% - - Deferred income tax liabilities 32,038 100.0% 100.0% 32,038 32,038 Other non-current liabilities 0 100.0% 100.0% 0 0 Total Liabilities ¥ 13,001,367 98.6% 98.6% ¥ 12,813,175 ¥ 12,813,175 Liquidation Value Indication ¥ 0 ¥ 0 Range of Recovery Rates Range of Liquidation Value